Exhibit 10.5

FIRST AMENDMENT TO TPCO HOLDING CORP. RSU AWARD AGREEMENT

BETWEEN MIKE BATESOLE AND TPCO HOLDING CORP.

This Amendment to the TPCO HOLDING CORP. RSU AWARD AGREEMENT (“this Amendment”) between Mike Batesole (“Participant”) and TPCO Holding Corp. (“Corporation”), is made as of July 2, 2021 (the “Amendment Effective Date”).

WHEREAS Participant and Corporation are parties to that certain TPCO HOLDING CORP. RSU AWARD AGREEMENT, with an EFFECTIVE DATE of February 15, 2021 (“the Agreement”);

WHEREAS any defined terms used herein have the same meaning as originally prescribed in the TPCO HOLDING CORP. RSU AWARD AGREEMENT, unless otherwise noted; and

WHEREAS Participant and Corporation wish to amend the Agreement.

NOW THEREFORE, in consideration of the foregoing, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participant and Corporation agree that “Section 3” in the TPCO HOLDING CORP. RSU AWARD AGREEMENT will be replaced in its entirety as follows:

3.	Settlement of RSUs

3.1    The Participant will be entitled to receive, as soon as reasonably practicable following each Vesting Date, in respect of each vested RSU, either one Share from treasury, the Cash Equivalent of one Share or a combination of cash and Shares, subject to any applicable deductions and withholdings. Notwithstanding the Corporation’s discretion to settle in Shares, Cash Equivalents or a combination of cash and Shares, it is anticipated that the Corporation will settle in Shares as normal course.

3.2    For greater certainty, the Participant shall have no right to receive Shares or a cash payment, as compensation, damages or otherwise, with respect to any RSUs that do not become vested.

The terms hereof shall constitute an Amendment to the TPCO HOLDING CORP. RSU AWARD AGREEMENT. Except as provided herein, the terms and conditions of the TPCO HOLDING CORP. RSU AWARD AGREEMENT shall remain in full force and effect. In the event of conflict between this Amendment and the TPCO HOLDING CORP. RSU AWARD AGREEMENT, the terms and conditions of this Amendment shall control.

IN WITNESS WHEREOF, Participant and Corporation have executed this First Amendment as of the Amendment Effective Date set forth above.

Agreed and Acknowledged by:

TPCO HOLDING CORP.		PARTICIPANT

By:	/s/ Steve Allan	By:	/s/ Mike Batesole
Name:	Steve Allan	Name:	Mike Batesole
Title:	CEO	Title:	CFO
Date:	Jul-02-2021 | 18:11 PDT	Date:	Jul-03-2021 | 07:42 PDT